Exhibit 99.1

Contact: Tracy McLauchlin, CFO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2018 First Quarter Results

HOUSTON — February 6, 2018 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2017. Results during the quarter were adversely impacted by a preliminary $31.3 million charge related to the December 2017 enactment of the Tax Cuts and Jobs Act, which went into effect January 1, 2018.

First Quarter 2018 Highlights

•	Revenue of $198 million for the first quarter of fiscal 2018, an increase of 3% compared with the first quarter of fiscal 2017

•	Income from operations of $3.0 million for the first quarter of fiscal 2018, a decrease of $4.0 million compared with the first quarter of fiscal 2017

•	Net loss attributable to IES for the first quarter of fiscal 2018 of $29.6 million, or $1.39 per diluted share, which includes a $31.3 million charge related to the enactment of the Tax Cuts and Jobs Act (as further discussed below)

•	Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) for the first quarter of fiscal 2018 of $2.4 million, a decrease of $3.6 million compared with the first quarter of fiscal 2017

•	Backlog of approximately $337 million as of December 31, 2017, as compared to approximately $331 million as of September 30, 2017 and approximately $328 million as of December 31, 2016

Management Commentary

Robert Lewey, President, stated, “While our Residential and Communications segments had excellent performance, our Infrastructure Solutions and Commercial & Industrial segments did not meet our expectations during the quarter. Our Infrastructure Solutions segment continues to face headwinds, which are driven by sluggish demand from our industrial customers, and was also impacted by underperformance on certain projects during the quarter. Our Commercial & Industrial segment was negatively impacted by project delays, an increase in self-insurance reserves and continuing costs at our wind-down branches. We expect to see improved performance from both segments going forward and we remain committed to executing on our overall growth strategy and maintaining a strong balance sheet.”

Tracy McLauchlin, Chief Financial Officer, added, “Our results during the quarter were impacted by the federal tax reform enacted in December 2017 and the recording of a non-cash charge of $31 million as a write-down of our net deferred tax assets and liabilities. Our continued strong cash flow has resulted in a year-over-year increase in our cash balances despite using cash to fund three acquisitions and support our growth and expansion. We remain well positioned to use our liquidity to fund our growth strategy.”

Tax Cuts and Jobs Act Impact

At September 30, 2017, the Company had deferred tax assets of $86.2 million. In December 2017, the Tax Cuts and Jobs Act was enacted, which, among other changes, reduced the federal statutory corporate tax rate from 35% to 21%. As a result of this change, we recorded a preliminary charge of $31.3 million as a write-down of net deferred tax assets and liabilities to reflect the estimated impact of the new statutory tax rate. This charge may be adjusted in future quarters and has no impact on our cash taxes paid.

Net Operating Loss Carryforwards

The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $378 million at September 30, 2017, including approximately $142 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and, thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. The Company did not repurchase any of its common stock during the three months ended December 31, 2017.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes, both of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain noncash events such as our valuation allowances release and write-down of our net deferred tax assets, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2017, to be filed with the Securities and Exchange Commission (“SEC”) by February 6, 2018, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our approximately 3,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2017 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
Revenues	$198.3	$192.2
Cost of services	165.2	157.0

Gross profit	33.1	35.2
Selling, general and administrative expenses	30.1	28.2

Income from operations	3.0	7.0
Interest expense, net	0.4	0.4
Other expense (income), net	(0.1)	—

Income from continuing operations before income taxes	2.6	6.6
Provision for income taxes	32.2	2.6

Net income	(29.5)	3.9
Net income attributable to noncontrolling interest	(0.1)	(0.1)

Net income attributable to IES Holdings, Inc.	$(29.6)	$3.9

Earnings per share attributable to IES Holdings, Inc.:
Basic	$(1.39)	$0.18
Diluted	$(1.39)	$0.18

Shares used in the computation of income per share:
Basic (in thousands)	21,197	21,286
Diluted (in thousands)	21,197	21,558

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME

ATTRIBUTABLE TO IES HOLDINGS, INC. (DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
Net income attributable to IES Holdings, Inc.	$(29.6)	$3.9
Provision for income taxes	32.2	2.6

Adjusted net income before taxes	2.6	6.5
Current tax expense (1)	(0.2)	(0.5)

Adjusted net income attributable to IES Holdings, Inc.	$2.4	$6.0

(1)	Represents the tax expense for the current period which will be paid in cash, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	December 31, 2017	September 30, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31.9	$28.3
Accounts receivable:
Trade, net of allowance	127.2	142.9
Retainage	19.8	21.4
Inventories	17.0	16.9
Costs and estimated earnings in excess of billings	13.9	13.4
Prepaid expenses and other current assets	10.8	8.8

Total current assets	220.6	231.8

Property and equipment, net	24.8	24.6
Goodwill	46.7	46.7
Intangible assets	30.5	31.4
Deferred tax assets	52.1	86.2
Other non-current assets	6.0	3.8

Total assets	$380.7	$424.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$108.2	$120.7
Billings in excess of costs and estimated earnings	27.4	29.9

Total current liabilities	135.7	150.6

Long-term debt, net of current maturities	29.5	29.4
Other non-current liabilities	4.7	4.5

Total liabilities	169.8	184.5

Noncontrolling interest	3.3	3.3

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(6.9)	(6.9)
Additional paid-in capital	197.3	197.0
Retained earnings	16.9	46.4

Total stockholders’ equity	207.5	236.7

Total liabilities and stockholders’ equity	$380.7	$424.5

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(29.5)	$3.9
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing cost amortization	0.1	0.1
Depreciation and amortization	2.2	2.1
Deferred income taxes	32.2	2.1
Non-cash compensation expense	0.4	0.5
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	15.7	3.2
Inventories	(0.1)	(1.0)
Costs and estimated earnings in excess of billings	(0.5)	(3.6)
Prepaid expenses and other current assets	(0.4)	(6.0)
Other non-current assets	(0.1)	0.3
Accounts payable and accrued expenses	(12.7)	(8.0)
Billings in excess of costs and estimated earnings	(2.5)	0.8
Other non-current liabilities	0.2	—

Net cash provided by operating activities	5.0	(5.6)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(1.2)	(1.8)
Cash paid for acquisitions, net of cash acquired	(0.2)	—

Net cash used in investing activities	(1.4)	(1.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(0.1)	—
Options exercised	—	0.1

Net cash provided by (used in) financing activities	—	—

NET INCREASE (DECREASE) IN CASH EQUIVALENTS	3.6	(7.4)
CASH AND CASH EQUIVALENTS, beginning of period	28.3	33.2

CASH AND CASH EQUIVALENTS, end of period	$31.9	$25.8

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended
	December 31,
	2017	2016
Revenue
Commercial & Industrial	$53.0	$54.0
Communications	54.5	53.3
Infrastructure Solutions	21.7	18.5
Residential	69.2	66.4

Total Revenue	$198.3	$192.2

Operating Income
Commercial & Industrial	$(0.9)	$1.8
Communications	3.0	2.3
Infrastructure Solutions	0.1	1.3
Residential	4.1	5.2
Corporate	(3.3)	(3.5)

Total Operating Income	$3.0	$7.0

IES HOLDINGS, INC. AND SUBSIDIARIES

WIND-DOWN STATEMENTS OF OPERATIONS*

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended
	December 31,
	2017	2016
Revenues	$3.2	$10.4
Cost of service	3.3	10.1

Gross profit	(0.1)	0.2
Selling, general and administrative expenses	0.5	0.6

Income from operations	$(0.6)	$(0.4)

*	Includes results from the Denver and Roanoke branches of our Commercial & Industrial segment. In July, 2017, we implemented a plan to wind-down operations at these branches.